Exhibit 99.2

                                                                FINAL TRANSCRIPT
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Apr. 15. 2005 / 11:00AM, SCIL - Q4 2004 Scientific Learning Earnings Conference
Call
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                            Thomson StreetEvents(SM)

Conference Call Transcript

SCIL - Q4 2004 Scientific Learning Earnings Conference Call

Event Date/Time: Apr. 15. 2005 / 11:00AM ET
Event Duration: N/A

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CORPORATE PARTICIPANTS
Jane Freeman
Scientific Learning Corporation - SVP, CFO and Treasurer

Bob Bowen
Scientific Learning Corporation - Chairman and CEO

CONFERENCE CALL PARTICIPANTS
Kirsten Edwards
Think Equity Partners - Analyst

Robert Lancaster
ESO Holding - Analyst

Jeff Nixon
MCM - Analyst

PRESENTATION

--------------------------------------------------------------------------------

Operator

Good  day,  ladies  and  gentlemen,  and  welcome  to the  fourth  quarter  2004
Scientific Learning financial results conference call.

(Operator instructions)

I would now like to introduce the host for today's conference, Mr. Robert Bowen, Chairman and CEO, and Ms. Jane Freeman, Chief Financial Officer of Scientific
Learning. Ms. Freeman, please proceed.

--------------------------------------------------------------------------------

Jane Freeman  - Scientific Learning Corporation - SVP, CFO and Treasurer

Thank you.  Before we proceed,  I'd like to inform you that during the course of
this  conference  call,   we'll  make  projections  and  other   forward-looking
statements that are subject to the Safe Harbor created by the Federal Securities
Laws. They include  statements  relating to projected levels of revenue,  sales, margins, expenses, profit or loss, cash flow and other financial results and the drivers behind them, friends in the K-12 education market,  including  available funding, results that may be achieved by the use of our products and new product introductions.

Such statements are subject to risks and uncertainties and the results may differ from our projections. Our filings with the Securities and Exchange
Commission include additional information about factors that could cause future results to differ from those discussed in this call. We will be filing a transcript of this conference call with our press release in an 8-K next week.

During  the  call,  we will be  discussing  booked  sales,  which is a  non-GAAP financial  measure.  We  believe  booked  sales is a better  measure  of current business activity than revenue.  A reconciliation  of booked sales,  revenue and deferred  revenue is in the  supplemental  information  posted with the earnings
release   in   the   investor    information   section   of   our   website   at
www.scientificlearning.com.

Commercial reproduction and distribution of this conference call may be made only after written permission. A replay will be available on our website and welcome, everyone.

And I'd like to turn the call over to Bob.

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                                                                FINAL TRANSCRIPT
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Apr. 15. 2005 / 11:00AM, SCIL - Q4 2004 Scientific Learning Earnings Conference
Call
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Bob Bowen  - Scientific Learning Corporation - Chairman and CEO

 Thanks, Jane. Booked sales, which is one of the best indicators of the business's overall health, were solid for the fourth quarter and the year. We also ended the year with a sizeable cash position and no debt. Most importantly, the awareness of our unique, patented family of Fast ForWord software is growing.

Over 470,000 individuals have been enrolled in Fast ForWord. 3,200 schools have been licensed to use the software along with 5,000 clinics. We also have nine value-added resellers representing scientific learning in the international market with the primary focus on English as a foreign language. Our private provider segment is growing again and we also completed the restatement in the quarter with no loss of focus on executing our strategic and operational plans.

K-12 booked sales for the fourth quarter were up 22% over 2003 and up 23% for the year. This is within our targeted growth range of 20-30% and well above the estimated industry growth rate of 4-5%. Our private provider segment grew for the first time in four years.

Revenues for the quarter were up 17% and 4% for the full year. Late in 2004, we made a strategic pricing change to our unique online diagnostic and monitoring system, Progress Tracker. This change will require us to begin recognizing most perpetual software license at shipment.

However, this change had a minimal impact on revenue in the quarter but will have a significant effect in 2005.

We ended the year with over 10 million in cash. Cash flow from operating activities increased over 45% compared to 2003. This demonstrates our continued focus on effectively managing costs and expenses, as well as in improving DSO.
While generating these solid financial results, we continued to make excellent progress on our three key strategic goals. First, making our unique family of Fast ForWord software products an accepted solution in the mainstream reading intervention market. Second, increasing the sales productivity of our direct sales force. And third, continuing to build our scientific-based research differentiation in the K-12 market.

One of the keys to establishing Fast ForWord products as a mainstream reading intervention solution is focused on implementation effectiveness. We introduced shortened daily protocols of 50 minutes for all Fast ForWord products after a series of thorough research studies. These protocols fit much better into the school day. We also continue to sell more professional services with each transaction to ensure implementation effectiveness. Sales of professional services increased 75% in 2004, and for transactions over $100,000, service sales increased more than 130% for the year.

We have five full-time professional services staff working in Philadelphia, a full-time person in Dade County schools in Miami, Florida and a full-time person working in the D.C. public schools. Not only are we selling more services and producing better implementations, but we also improved our service and support margins from 29% in 2003 to 39% in 2004. This is solid progress, but there is more work to do in achieving significantly improved success rates for our customers and the struggling readers they serve.

We continue to attract leading educators from across North America to engage in intensive investigation of the research that led to the development of the Fast
ForWord family of products.

We conducted four national executive forums and two regional forums, attracting district decision makers to meet with our scientists to explore this growing body of neuroscience research on how the brain learns to read and, more importantly, how these foundational cognitive skills required to read effectively can be built quickly. And that these skills once built, endure over time. In addition to these forums, our scientists, chief education officer, senior clinician and educational consultants are being invited to speak at numerous national and state educational conferences and meetings.

Early in 2004, we stabilized the Gateway Edition of Fast ForWord, giving our customers a full appreciation for the significant improvements in ease of use and in deployment of this new version. This important accomplishment has also allowed our customers to enjoy all the functionality that have been included in this new edition.

At the same time, we have continued our expansion of the product family with the release in 2004 of Fast ForWord to Reading 1 and 2. In 2005, we anticipate releasing Fast ForWord to Reading Prep and Fast ForWord to Reading 5, along with
Language Basics. These additions will provide school districts with a broad-based reading intervention solution for students of all ages from Pre-K to Grade 12. A sequence of Fast ForWord software is key to getting struggling readers to grade level and beyond.

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                                                                FINAL TRANSCRIPT
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Apr. 15. 2005 / 11:00AM, SCIL - Q4 2004 Scientific Learning Earnings Conference
Call
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We  completed  our first  annual  customer  conference  in Dallas,  Texas.  This conference  was one of the  highlights of the year,  serving to  strengthen  our relationship  with customers across North America,  sharing best practices,  and building a renewed  commitment to getting  struggling  readers  through the Fast
ForWord content that is essential to building the foundational  cognitive skills required to read and learn effectively.

High customer satisfaction resulting from implementation effectiveness is another key element of our expanding current district customers. Our annual and quarterly customer surveys continue to demonstrate high customer satisfaction.
84% of our sales in 2004 came from existing customers.

Again,   solid  progress  in  gaining   acceptance  in  the  mainstream  reading
intervention  market,  but there is more hard work  ahead.  We must  continue to improve our  overall  effectiveness  at  implementing  Fast  ForWord in the K-12 environment  to  move  students  through  the  content,  while  adhering  to the protocol.  We must continue to find cost  effective  ways to share this powerful body of neuroscience research.

We must also do a better job of selling the value of the entire product family and the use of a sequence of Fast ForWord products. We have to do this while continuing to improve our service margins and overall profitability. We have made progress, but have a long way to go to reach approximately 20 million struggling readers, 110,000 schools and 15,000 districts. There's a lot of room for continued growth.

We also made excellent progress on our second strategic goal of continuing to increase the productivity of our direct sales organization. We achieved our average sales productivity goal for the year of 1.2 million. One of the big factors in achieving this important goal was our success in continuing to close large transactions. We closed 66 transactions over $100,000, compared to 59 last year. Total sales from these large transactions were up 48% and the total number of school sites increased 96%. We closed five transactions over $800,000, compared to four in 2003 and closed the largest transaction in our history with the School District of Philadelphia signing a $10.4 million, five-year contract.
We booked $6.0 million of the Philadelphia transaction to sale in 2004.

Another important factor in our sales force productivity is the growing number of districts and schools that are having great success in reaching struggling readers with the Fast ForWord family of software. We now have 15 national and 26 state reference accounts. These districts and schools take calls from other school districts, as well as host site business. Educators talking to educators is the most powerful of all the support sales tools.

We have added an experienced director of marketing and dedicated more resources to improving the tools and collateral that our sales force and customers require to more effectively communicate the research and unique capacity of the Fast
ForWord family of products. We are also increasing the number, as well as improving the clarity of specific campaigns designed to generate high-quality leads for our direct sales and telesales organizations. We have expanded our telesales group with the focus on school districts with less than 2,500, on targeted renewals and independent schools.

While we believe our sales productivity is among the best in the industry, we were disappointed that we did not achieve our average number of sales representatives for the year. This results from not recruiting and hiring a new sales representative until an opening occurs. To address this issue, as well as better capitalize on an improving K-12 market environment, we began an initiative in the fourth quarter to increase our selling capacity in 2005 by more than 30%.

At the end of March, we had 35 direct sales reps with an annual goal of 37. This compares to the average for 2004 of 28 direct sales reps. We have also added a dedicated focus on the correctional and adult market segment. This new initiative will allow us to not only pursue this growing segment, but keep our direct sales organization focused on K-12 school districts.

These important sales and marketing  initiatives have increased  spending in the fourth  quarter and the first  quarter,  but will allow us to continue  our high sales  productivity  while expanding our selling  capacity at what we believe is
the  right  time,   in  an  improving   market  with   increasing   demands  for
accountability.  This increased sales capacity will begin to pay off in the last half of 2005, in line with the anticipated increase in funding from both federal and state reading intervention initiatives.  The biggest impact, of course, will come in 2006 and 2007.

We also continue to make  progress on our third key  strategic  goal of building our  research  differentiation.  Important  articles  about the efficacy of Fast
ForWord  continue  to  appear  in  scientific  publications,   including  major,
peer-reviewed  scientific  journals.  More than 600 articles on Fast ForWord and
the  foundational   research  that  led  to  the  development  of  Fast  ForWord applications  have now been published.  More than 100 research studies have been published  related to the efficacy of Fast  ForWord.  We also  published 34 new, independent  school  district  studies  on our  website  in 2004 and  also  make
abstracts  on  this  research   available  to  educators  and  other  interested
individuals.

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                                                                FINAL TRANSCRIPT
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Apr. 15. 2005 / 11:00AM, SCIL - Q4 2004 Scientific Learning Earnings Conference
Call
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One of these studies was from the School District of Philadelphia  involving 358 elementary and middle school struggling readers.  Students were placed in either one of two Fast ForWord  experimental  groups or a control  group.  All students were given a pre-test with a nationally  norm reading test, and after six months were given a post-test.  The Fast ForWord students  achieved nine months of gain over this six-month  period while the control group  achieved four months.  More than 34,000  students  have been  involved in Fast ForWord  research,  14,000 in experimental groups and 21,000 in control groups.

We also had three leading reading researchers visit with our scientists over the course of 2004 to review the latest research, as well as our new Fast ForWord applications. These were very positive and constructive sessions with specific feedback on future areas of research to be considered, as well as the fit of our applications with reading trends and legislative requirements. I believe it is fair to say these researchers were surprised and pleased to see the addition of our Fast ForWord to Reading series which they believe is a good fit with the Reading First legislation. I hope you will agree with me that 2004 was a very good year for Scientific Learning and our unique family of Fast ForWord software.

Turning to 2005, with the growing awareness of Fast ForWord in the market, improving implementation success, growing research that supports the efficacy of Fast ForWord in schools, an improved K-12 market, and increased demands for accountability, we believe we can continue to profitably grow K-12 sales in the 20-30% range while moving toward achievement of our business model. We believe that our growth in 2005 will come in the second half of the year with the first half flat to down slightly.

This  second  half  shift is driven by two  factors.  The first half of 2004 was unusually  strong and  resulted  in a sales  pattern  that is well  outside  our
historical  experience.  Even  beyond  Philadelphia,   the  second  quarter  was
unusually strong. In addition,  the four hurricanes in the southeast produced an unusually  soft third  quarter in 2004,  and  Florida was still not back to full strides in purchasing activities by the fourth quarter. We believe the third and fourth quarters will move back to a more typical historical pattern.

A second important factor is our increased sales capacity of more than 30% along with increased federal and state funding in the second half. The increased sales capacity  will take time to become  productive  and we should see the effects of this in the second half. Booked sales will continue to be a challenge to predict by quarter,  since a few large  transactions  can make a big  difference  for an individual  quarter.  Given  the  political  environment  in which  K-12  buying decisions are made and processed,  it is a challenge to predict the exact period
a  transaction  will  close.   However,  we  close  the  vast  majority  of  the
transactions  that  are  forecasted,  but not  always  in the  period  that  are initially forecasted by our sales managers.

Jane will be providing specific guidance on revenue and profit, which will be up substantially. However, I would point out that we expect our revenue to also become more volatile within quarters, particularly as we enter 2006, where we anticipate sales and revenue will be closer. Because of the change in recognizing most perpetual software licenses at shipment, the large deferred revenue balance and strong sales growth, we are projecting dramatic changes in revenue and profits in 2005. We are anticipating that cash will be solid again in 2005. In this changing environment, book sales and cash will continue to be the best indicator of overall business strength.

I would now like to ask Jane Freeman to provide you with a more in-depth review of the 2004 numbers and the outlook for 2005, as well as her own perspective on the business.

Jane?

--------------------------------------------------------------------------------

Jane Freeman  - Scientific Learning Corporation - SVP, CFO and Treasurer

Thanks, Bob. Hi, everybody. We had a very solid operating year in 2004. Overall sales were up 21% to $37.3 million and K-12 sales were up 22% to $34.3 million.
In addition to the largest sale in the company's history to Philadelphia, we also had two other school districts, Miami Dade and Cumberland County, North
Carolina, that purchased more than $1 million of our software and services. That was one more than the previous year and we expect to see good progress on that this year as well.

We also made continued strides on selling and services to both new and existing customers. And that will continue to be an initiative going forward because it's important for customers to have resources to help them interpret data and motivate students. For the year, revenue increased 4% to $31 million. We continue to see the trends we talked about in previous periods, in which we have a higher proportion of sales from multiyear transactions recognized over a longer period of time. And in addition, we made continued progress this year in convincing our customers to buy Progress Tracker and so we have less revenue that was delivered during the period it was sold.

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                                                                FINAL TRANSCRIPT
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Apr. 15. 2005 / 11:00AM, SCIL - Q4 2004 Scientific Learning Earnings Conference
Call
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The  difference  between  the $37.3  million  in sales and the $3.1  million  in revenue  was  added  to the  deferred  revenue  balance  with  $6.3  million  of additional  deferred  revenue and deferred  revenue  totaled $25.8  million,  an increase of 32% at  year-end.  So, it was pretty  close to the  overall  revenue level and it gives us good visibility going into 2005.

Product revenue for the year declined 7%. This really reflects both more multiyear transactions with a product revenue as recognized over a longer period of time and increased volume discounting associated with larger transactions.
But we don't discount services and support, so any volume discounts are reflected in product sales. Gross margins improved for both products and services during the year. However, the higher proportion of services resulted in overall gross margins declining to 78 from 80% last year. In 2005, we expect gross margins for both products and service and support to continue to increase and for an increase in overall gross margins for the year.

Operating  expenses  increased 19% for the year to $25 million.  Excluding about
$550 for the cost of the restatement, operating expenses rose 16%. We continue to see good leverage on the difference between sales and operating spending. The biggest driver in the increase in operating expenses was in sales and marketing, which grew 24% and Bob has discussed the investments that we're making there. As a result of this, we had good cash flow from operating activities of $6.7 million, which increased more than 45% and we ended the year with a $10.3 million cash balance.

However, because revenue growth was so modest, we reported a net loss for the year of $693,000 and $0.04 compared to $2.1 million and $0.13 of net profit last year. For the fourth quarter, sales increased 18% for both K-12 and our other businesses. So, we're now seeing, you may recall that our business was - speech and language professionals and other private providers has been - had been hurt by the economy. And we're seeing both improvements there, we think, from an economic recovery and also from some new product introductions that we're going to be providing to that group this year.

Revenue increased 17% to $8.2 million. Product revenue was up 9% in the fourth quarter to $5.9 million. As Bob said, we made a pricing change late in the fourth quarter. This had a modest, positive effect on product revenue and will have a significant effect on revenue in 2005. Service and support revenue increased 45% during the quarter to $2.3 million. Gross margins actually improved in the fourth quarter to 79% compared to 78% last year, primarily due to improved service and support margins, which increased from 27% to 44% due to better leverage on fixed overhead. So, we're quite pleased with that as well.

Operating expenses in the fourth quarter were $7.6 million compared to $5.0 million last year with a 52% increase and 41%, excluding the restatement expenses. As you know, the fourth quarter is a period in which you true up annual expenses and that had a big impact on our fourth quarter, as it did in 2003, primarily related to compensation expense for the sales force. You might recall that in 2003, we had a big decline in sales and marketing expenses in the fourth quarter compared to 2002 as we trued up commissions and incentive compensations for what was really a pretty tough year. We had the reverse of that this year and if you look at it on a two-year basis or you look at it on an annual basis, it's pretty consistent with our normal experience.

We've started to invest more in growing our sales force and expanding our telemarketing capacity. Both of those had an effect on sales and marketing expenses in the fourth quarter overall. As a result of the leverage between sales and operating expenses, we reported an operating loss for the quarter of $1.1 million compared to a $424,000 operating profit in the fourth quarter of last year. Our net loss for the quarter was $1.0 million, compared to $162,000 of profit in 2003, and we had a loss of $0.06 in primary EPS, which included four cents from the restatement compared to net income of a penny last year.

DSOs at year end were 64 days compared to 66 days the prior year. And we had $10.3 million in cash compared to $3.6 million last year. For 2005, we expect sales growth to be in the range of $44-47 million, an increase of 15-25%. The significant growth drivers for the year are a better spending environment in schools and further increases in accountability requirements, an increase in the sales force. We expected to average close to 37 for the year compared to an average of about 28 for the year in 2004, an increase in our expansion of our inside sales capacity. That's really just starting to ramp up now. We've got some things we need to put in place for them, technologically, to help them be more effective. And we'll probably be evaluating that late in the year to see how we want to expand it in 2006.

We also have an expanded  product suite and in the second quarter,  Fast ForWord
Language Prep and Fast ForWord to Reading Basics are due out. And in the third quarter, Fast ForWord to Reading 5 is due. Fast ForWord to Reading 5 will be particularly useful to us in the middle and high school markets. And we expect, with a more complete suite of reading products, that we should see good growth in that area for the year as a whole. Sales comparisons in the first half are very challenging. Sales increased over 50% in the first half last year, in a very unusual seasonal pattern, and we don't expect to exceed that this year.

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                                                                FINAL TRANSCRIPT
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Apr. 15. 2005 / 11:00AM, SCIL - Q4 2004 Scientific Learning Earnings Conference
Call
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Turning  to  revenue,  the change  that we made that will allow us to  recognize perpetual licenses during the quarter in which we book them, in most cases, will have a  significant  effect on revenue for the year.  Depending  on the quarter, we'll  probably  pick up between  45-60% of the sales dollars in the quarter and what  that will  mean is that it will  compound  our  normal  seasonal  pattern.
Historically,  revenue,  on a ratable basis,  has been pretty stable through the year and now we expect to see big seasonal  variations  along with sales.  We'll also pick up about $15 million in current deferred revenue and, as a result,  we expect revenue for the year to be above sales.

Revenue for the year is expected to be between $46-49 million. Partly because of that and partly because of the environment in which we find ourselves, where we think spending will accelerate and the timing is good, we expect operating expenses to grow between 20-25% faster than sales for the first time in many years. Most of that will be in sales and marketing, but we also expect a big increase in R&D and a more modest increase in G&A. As you know, based on the SEC's decisions yesterday, we will no longer be required to adopt FAS 123R, which is a stock option expensing requirement in 2005. However, we have not made a decision yet on whether we'll adopt early and the guidance that we're providing to you includes an estimate of about $1.5 million for that expense.

At this point,  we also don't know if we'll be required to adopt  Sarbanes-Oxley
404,  which  is  the  internal  controls  requirement.   Obviously,   after  our
restatement,  internal  controls  is an  important  focus for us, but the actual compliance  process for 404 is very expensive and very time consuming.  So, that it's possible that will get pushed out. But right now, our  assumptions  include the cost for that.  Just as a kind of sideline on that note,  the estimate we've received from our auditors, just for 404 compliance, is equal to the size of the audit.  We expect that net income  will be in the range of $6.2-6.8  million and earnings per share in the range of 37-40 cents.

I'd now like to turn the call back over to Bob to wrap up.

--------------------------------------------------------------------------------

Bob Bowen  - Scientific Learning Corporation - Chairman and CEO

Thanks, Jane. It was another strong year for Scientific Learning and our unique, patented family of software products. K-12 sales grew 22% in a slow growing market. Cash flow increased over 45%, demonstrating good leverage on our operating expenses and costs, as well as improved DSO performance in the fourth quarter. We have come through a tough restatement period with no damage or loss of focus for the business. We have made progress on all three of our key strategic objectives. Awareness and acceptance of the Fast ForWord message is growing. We achieved our aggressive sales productivity goals and are now significantly increasing our sales capacity in line with an improving market and stronger accountability demands for school districts.

Our large body of scientific-based studies continues to grow, demonstrating the capacity of these unique brain-based applications to not only alter the key cognitive skills required to read and learn, but also to significantly increase results on state assessment and nationally-norm reading tests. We have faced many challenges as a business and continue to learn from these challenges how we can best improve our execution against key strategic and operating goals. We continually evaluate our performance against our commitments to build lasting solutions that meet the tough accountability requirements of our customers and create great lasting value for our shareholders, while making Scientific
Learning a great place to work for our employees.

We thank you for taking time to listen to this update on the business.

Operator, we will be happy to take questions.

QUESTION AND ANSWER

--------------------------------------------------------------------------------

Operator

Yes, sir.

(Operator Instructions)

And your first question comes from the line of Kirsten Edwards from ThinkEquity
Partners.

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                                                                FINAL TRANSCRIPT
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Apr. 15. 2005 / 11:00AM, SCIL - Q4 2004 Scientific Learning Earnings Conference
Call
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Kirsten Edwards  - Think Equity Partners - Analyst

Hi, Jane and Bob.

--------------------------------------------------------------------------------

Bob Bowen  - Scientific Learning Corporation - Chairman and CEO

How are you?

--------------------------------------------------------------------------------

Kirsten Edwards - Think Equity Partners - Analyst

I'm good. Thanks. My question is regarding some of the funding pools that you have access to. If I recall, there was a change in a rule about special education dollars being used by normal schools for prevention of children entering into special education programs. Has that change flowed through to school buying patterns yet and, if it hasn't, is that something you expect to see in front of the 2005-06 school year buying season.

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

That legislation will go into effect this fall. And up to 15% of the IDA money is that special ed can be now used for prevention. In other words, before a trial, a candidate that might be put into special ed, can go through a prevention or intervention program to try to prevent the classification from occurring.

That will have a very positive effect because we have numerous research studies that are out and more coming out that show the number of special education students can be reduced through the use of Fast ForWord coupled with other reading programs. So, we think this is a great application and, of course, special education dollars, along with Title I, are two of our big funding sources and the projected increase in funding for the coming year is an increase of about a billion dollars - about $5 million in each.

--------------------------------------------------------------------------------

Kirsten Edwards  - Think Equity Partners - Analyst

But that's okay. So, would that be reflected, potentially, in your sales in this third quarter?

--------------------------------------------------------------------------------

Bob Bowen  - Scientific Learning Corporation - Chairman and CEO

We think we'll start to see that in the third and fourth quarters. You have to think this way, what happens is this money comes out and the states have a year to allocate it out and let the district spend it. They'll be able to spend it over the beginning of the 2005 school year and the end of 2006. The spending should start in the October timeframe and it will conclude sometime in the June timeframe even though, technically, they would have until the following
September. But the schools' budgets don't run in July and they typically get their money spent by June, before the school year ends.

--------------------------------------------------------------------------------

Kirsten Edwards - Think Equity Partners - Analyst

That's great.  My other  question has to do with one of your major goals to move
Fast ForWord into the mainstream reading intervention market. How are you going to see evidence that that is being successful? Are you going to actually have sales coming from Reading First dollars and, if so, have you seen any of those yet?

--------------------------------------------------------------------------------

Bob Bowen  - Scientific Learning Corporation - Chairman and CEO

Not so much Reading First. What will be more evident of that, Kirsten, are large implementations, district-wide implementations or most school implementations, certainly all schools that are struggling in districts. Killeen, Texas;
Philadelphia; Dallas; Dade County; Christina; these are all good examples. In a growing number of these where, clearly, Fast ForWord has become an integral part of their literacy program and one of the elements of their intervention strategy. So, it's not sitting off in just one program. The school district is saying we have an overall literacy strategy


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                                                                FINAL TRANSCRIPT
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Apr. 15. 2005 / 11:00AM, SCIL - Q4 2004 Scientific Learning Earnings Conference
Call
--------------------------------------------------------------------------------

because we are now required and are accountable for universal literacy. And Fast
ForWord is part of that. It's not being used in just an isolated program or in a few schools. It's being used across the board.

The funding source is not really an indicator because what the school districts really do when they start to look at these broad-based literacy programs. You can see this in Dallas. They take money from special ed, they take it from Reading First, they take it from the state, they take it from Title I. They pool all of this money to fund their broad-based literacy initiative. And that's the indication you're really becoming mainstream. We need to see this continued trend of wide use within districts, whether it's a district of 10,000 or a district of 300,000 students, and determine if Fast ForWord is really an integral part of their literacy program.

--------------------------------------------------------------------------------

Kirsten Edwards - Think Equity Partners - Analyst

Okay, great. And then, one last question about your new products you were introducing to us here. The Fast ForWord 5 will come out in the third quarter.
Does that mean that it will be in front of the major selling season for the '05-'06 year?

--------------------------------------------------------------------------------
Bob Bowen - Scientific Learning Corporation - Chairman and CEO

We're already selling it.

--------------------------------------------------------------------------------
Kirsten Edwards - Think Equity Partners - Analyst

Okay.

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

It's a little complex. We're actually quoting and have shown what we're going to be doing with Reading 5 as well as Reading Prep and Language Basic. In many cases, if schools are implementing in middle and high school, it's already in proposals.

What that will mean to us from a revenue point of view is if we take that sale in the second quarter and Fast ForWord to Reading 5 is part of the proposal and part of the contract, we would book the sale now. Let's say that occurs in the second quarter - we would book the sale in the second quarter, but we would not take any revenue from that sale until the third quarter, when we ship Reading 5.
Because you've got to ship, you've got to get, you've got to put out. You've got to release all the things that the customer bought before you can start taking revenue. But we're already selling the product, and we will start to see Reading
5 in our fiscal 2005.

--------------------------------------------------------------------------------

Kirsten Edwards - Think Equity Partners - Analyst

Okay. So, is it fair to say that some of the larger purchases will be pushed into the third quarter for that reason?

--------------------------------------------------------------------------------
Bob Bowen - Scientific Learning Corporation - Chairman and CEO

Not booked sales, but it could be revenue. Those proposals are active and we really don't have a scope yet on how many of the big ones will include Reading
5. But it will only affect the revenue. It will not affect the booked sales.

--------------------------------------------------------------------------------

Kirsten Edwards - Think Equity Partners - Analyst

Okay. Great.

--------------------------------------------------------------------------------

Jane Freeman - Scientific Learning Corporation - SVP, CFO and Treasurer

Kirsten, if I could just add to that. Reading 5, although it's tied to the fifth grade reading standards and one might think that that means it was an elementary school product, since we're focused on the intervention market, the primary market per Reading 5 is going to be in middle schools and


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                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Apr. 15. 2005 / 11:00AM, SCIL - Q4 2004 Scientific Learning Earnings Conference
Call
--------------------------------------------------------------------------------

high schools. So, most of our business still tends to be elementary based. And typically, those orders would not include Fast ForWord to Reading 5. So, we'll see some flop over into the third quarter in terms of revenue. Don't expect that to dominate what's going to happen.

--------------------------------------------------------------------------------

Kirsten Edwards - Think Equity Partners - Analyst

Okay. Great. Thanks a lot. I'll pass it on.

--------------------------------------------------------------------------------

Operator

And once again, ladies and gentlemen, star, one with any questions. And your next question comes from the line of Robert Lancaster (ph) from ESO Holding
(ph).

--------------------------------------------------------------------------------

Robert Lancaster - ESO Holding - Analyst

Good morning.

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

Good morning.

--------------------------------------------------------------------------------

Robert Lancaster - ESO Holding - Analyst

My question really has to do with your sales force, given the critical nature of a sales force to a software company. Can you talk about your current 28 sales people? Are you happy with each and every one of them? What has the turnover been? Are they - how are they paid? Are they being incentivized correctly, in our opinion? Have you thought about incentivizing them differently?

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

Actually, there are - we averaged 28 last year. At the end of March, we had 35 direct sales reps.

--------------------------------------------------------------------------------

Robert Lancaster - ESO Holding - Analyst

Okay.

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

We ended the fourth quarter with 30, so that's when we started our increased hiring activity and we've now set at 35. So, We've added seven over the average of last year and we hope to get to 37. I think the sales management and direct sales force is one of the real strengths of scientific learning. My 35 years experience in the industry says that for selling a new high-price solution, knowledge and relationships in the K-12 marketplace are essential. That's embodied in our direct sales organization and the support structures.

We are very pleased with this. When I arrived here in 2002, the leader of that group had worked for me previously and is a very experienced individual. He has been in the industry a long time, as have almost all of our sales managers and our direct sales personnel. Also, because of the use of Scientific Learning, our sales force is maturing. The core of our sales force is maturing, which is a great thing. Probably 60% of our sales force now has more than three years of experience with Scientific Learning and many of them have five years of experience. That's another essential ingredient.

Our skill set, in getting experienced sales reps up faster, is very good. I can tell you that we look at our turnover across the organizations in two buckets.
We have what we call positive turnover and we have negative turnover. Negative turnover is when you lose a person you really do not want to lose. Positive turnover is when you lose an employee that, for whatever reason, didn't fit.


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                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Apr. 15. 2005 / 11:00AM, SCIL - Q4 2004 Scientific Learning Earnings Conference
Call
--------------------------------------------------------------------------------

In selling Fast ForWord, we are selling a unique product that is very different and it is a conceptual sale. You're not selling a traditional reading program where you're just telling why your elements are a little better than someone else, but it's basically the same kind of product. In this case, that has very different research. We are, in fact, building a skill set that has not typically been focused on in schools, the cognitive skills.

So sometimes, sales reps, even though they all come with very good experience and very good track records, don't fit. So, we're pretty aggressive at pushing, in a very positive way, to determine if a new sales representative is a good fit and also if the company is a good fit for them.

We've been aggressive on that. But the reason we didn't reach our goal last year of 29 - we were at 28 - is because when we move a sales rep out of the organization, we start the recruiting process and it takes a period of time to do the recruiting. So, we're now actually targeted above our number so we can make sure that we hit our 37 and we don't come in below that.

We are currently pleased with our incentive structure. We think it rewards the right behavior in our sales organization. And as they reach quota, their commission pay is increased. We're all driven to deliver against our quotas and plans, and the sales managers and the drug sales reps reporting to them are rewarded for getting to quota, and exceeding quota, their payouts are better.

Of course, we evaluate this every year. We fine tune it and adjust it, based on our strategic goals. We'll want to continue to do that because, in my experience, it's a very important thing to do. We have very rigorous annual reviews in our strategic planning process. Then, operationally, we look again very precisely at the incentive program. But we, at this point, we are pleased with it.

--------------------------------------------------------------------------------

Robert Lancaster - ESO Holding - Analyst

Great. Thank you. Nice job.

--------------------------------------------------------------------------------

Operator

And your next question comes from the line of Jeff Nixon with MCM.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

Good morning.

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

Hey, Jeff. How are you?

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

Good. Just a couple of questions on the - well, first of all, on the book revenue for '05 - well, your estimates for '05. How much is corrections and error?

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

It's very small.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

Less than a million dollars?

--------------------------------------------------------------------------------


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                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Apr. 15. 2005 / 11:00AM, SCIL - Q4 2004 Scientific Learning Earnings Conference
Call
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

I'd say in the million dollar range.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

Yes, okay. And in K-12, how much is Language and Language to Reading as opposed to the new reading programs?

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

Well,  it's hard to look at it that way,  Jeff,  because  the way we price  Fast
ForWord, the first three products you buy are very, very expensive. And the add-ons are not as expensive. What we're trying to do is go to a full site license with all products, which is now in the $85,000 range. And as we release up, this is going to be moving to the $100,000 range, if you buy everything.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

Eighty-five thousand gives you a site license for all products.

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

That would give you a site license for all current products.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

As many computers as you like.

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

That's right. You've got a full site license now.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

Okay.

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

And then, of course, you have your ongoing charge for progress tracker and your ongoing charge for support and your ongoing charges for services. Each year that would be an additional charge coming out that school. And that ongoing flow of revenue runs in the 20-25% range.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

Okay. I guess what I'm really kind of getting at is it seems like you have two unique products, right? Language and Language to Reading, and there are a few other people, Earobics, for example, that say they do the same thing. But basically, you kind of own that capability.

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

Correct.


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                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Apr. 15. 2005 / 11:00AM, SCIL - Q4 2004 Scientific Learning Earnings Conference
Call
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

With Reading 1-5, there are other programs that are trying to do the same thing and although they may not be using your methodology, but they are trying to achieve the same thing. Whereas, with Language and Language to Reading, no one is even trying to achieve what you are trying to achieve. Is that true?

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

Actually, no. We are not trying to teach the traditional reading skills. What we are now doing is continuing to build these critical cognitive skills of attention, working memory, processing speed and sequencing, but in context of the standard-based reading skills. Our intent is not to teach those skills.
There is no strategy in terms of instruction. We don't provide direct instruction on the under girding strategies behind those because that's occurring in the regular reading programs. What we're doing is going after this fluency and proficiency that comes from these cognitive skills so they can efficiently and proficiently handle those reading skills.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

Okay.

--------------------------------------------------------------------------------
Bob Bowen - Scientific Learning Corporation - Chairman and CEO

So, it is very, very different. And when you think of Eaerobic, Eaerobic would be more like Reading 1 and 2.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

Okay. And so, really, it's not interchangeable with a Waterford.

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

Absolutely not.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

Okay.

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

It would support a Waterford.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

It would support. Okay.

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

You could use Fast ForWord and Waterford. You could use Fast ForWord and Voyager and you can use Fast ForWord with any intervention or reading programs. We're a great complement that's being used - Read 180 is being used in the Philadelphia in the middle and high schools. And we're being used.

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                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Apr. 15. 2005 / 11:00AM, SCIL - Q4 2004 Scientific Learning Earnings Conference
Call
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

Okay. And Philadelphia has Reading 1-4, as well?

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

No. Because they bought in June, I believe they have Reading 3 and 4. They do not yet have Reading 1& 2.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

Okay. But they have the reading program.

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

Oh, yes. Absolutely.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

Yes, okay. Jane, a couple of questions for you.

--------------------------------------------------------------------------------

Jane Freeman - Scientific Learning Corporation - SVP, CFO and Treasurer

Sure.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

How much of that 26 million odd is going to run off and not be replaced? Because
I guess there's a certain core that's progress tracker stuff that will be running off and then be replaced. But from what I understand now, a portion of that is licenses that will not be replaced.

--------------------------------------------------------------------------------

Jane Freeman - Scientific Learning Corporation - SVP, CFO and Treasurer

Right.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

How much is that? And then, what is the kind of annual amortizing rate of that?

--------------------------------------------------------------------------------

Jane Freeman - Scientific Learning Corporation - SVP, CFO and Treasurer

Well, right now, on the balance sheet, we've got about $15 million of current deferred revenue. It's hard to put things on an apples to apples basis. But we think we probably would have $4-6 million less of that if we had been recognizing revenue, really, at shipment last year. So, that's in terms of the impact on 2005.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

So, five million.


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                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Apr. 15. 2005 / 11:00AM, SCIL - Q4 2004 Scientific Learning Earnings Conference
Call
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

Yes.

--------------------------------------------------------------------------------

Jane Freeman - Scientific Learning Corporation - SVP, CFO and Treasurer

Around there, right?

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

Okay.

--------------------------------------------------------------------------------

Jane Freeman - Scientific Learning Corporation - SVP, CFO and Treasurer

You have to recalculate everything to figure out the exact number. But that's a pretty good number. So, in a sense, that will get replaced with sales that we make this year. Where we would actually expect you to look is in the long-term deferred because, for example, the Philadelphia software is in long-term deferred revenue. So, we would expect that long-term deferred revenue will probably drift down over the next couple of years and stabilize. And again, it will depend on the net. The guidance that we've given you has deferred revenue only declining $2 million year over year. And that's because we generate deferred revenue from a normal maintenance stream, a normal progress tracker stream and the normal sale of services, which you just don't deliver all of when you sell them.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

So, basically, in your guidance, you are attributing two million to, kind of, Ernst & Young change. And that's two million of revenues that you wouldn't have had.

--------------------------------------------------------------------------------

Jane Freeman - Scientific Learning Corporation - SVP, CFO and Treasurer

No ...

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

If you've been running the business the way you're going to run it in 2005, historically, this year, your guidance would have been two million lower.

--------------------------------------------------------------------------------

Jane Freeman - Scientific Learning Corporation - SVP, CFO and Treasurer

No, it would be $4-6 million lower. That's the, kind of, excess current deferred.

--------------------------------------------------------------------------------
Jeff Nixon - MCM - Analyst

Four to six million. Okay. And there's no expense associated with that.

--------------------------------------------------------------------------------
Jane Freeman - Scientific Learning Corporation - SVP, CFO and Treasurer

There's some expense associated with that because we pay royalties. And there are other expenses that get amortized against that. What we've said before is that the short-form number to look at against that is we take about 90% of it into profit.


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                                                                FINAL TRANSCRIPT
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Apr. 15. 2005 / 11:00AM, SCIL - Q4 2004 Scientific Learning Earnings Conference
Call
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

Okay. It a big unusual year in '05, dropping off substantially in '06? Or when does is kind of drop off your books?

--------------------------------------------------------------------------------

Jane Freeman - Scientific Learning Corporation - SVP, CFO and Treasurer

Well, we'll see it drop off in pieces. But I think it will drop off slowly, assuming we make our sales targets. So, in 2006, when we've looked at the numbers, we'll see sales grow faster than revenue. That pattern will kind of reverse. But we'll still see good revenue growth.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

Okay. And then, you're also saying that 35-40 cents guidance includes a million-and-a-half of options expense?

--------------------------------------------------------------------------------

Jane Freeman - Scientific Learning Corporation - SVP, CFO and Treasurer

That's right.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

Okay, because people are all over the lot with that, but I think a large number like that will probably be showing superbly on the P&L and then most people will take it out.

--------------------------------------------------------------------------------

Jane Freeman - Scientific Learning Corporation - SVP, CFO and Treasurer

Actually, what we've been told is that you basically embed it with your other compensation. It will run through, in fact, the individual departments and roll up into sales and marketing and R&D and G&A. But what we'll also do is we'll disclose it separately, so you know what it is.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

So, really, pre-that, your guidance is almost 45-50 cents.

--------------------------------------------------------------------------------

Jane Freeman - Scientific Learning Corporation - SVP, CFO and Treasurer

That's right.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

And that's a non-taxed number.

--------------------------------------------------------------------------------

Jane Freeman - Scientific Learning Corporation - SVP, CFO and Treasurer

That's right.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

Okay, great. Thank you very much.


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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Apr. 15. 2005 / 11:00AM, SCIL - Q4 2004 Scientific Learning Earnings Conference Call
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Jane Freeman - Scientific Learning Corporation - SVP, CFO and Treasurer

Two percent AMT

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

Sorry?

--------------------------------------------------------------------------------

Jane Freeman - Scientific Learning Corporation - SVP, CFO and Treasurer

Two percent AMT.

--------------------------------------------------------------------------------

Jeff Nixon - MCM - Analyst

Oh, 2%. Okay. Yes, great. Thank you.

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

Thanks, Jeff.

--------------------------------------------------------------------------------

Operator

And ladies and gentlemen, as a final reminder, it is star, one with any question. And with no further questions, I would now like to turn the call over for closing remarks.

--------------------------------------------------------------------------------

Bob Bowen - Scientific Learning Corporation - Chairman and CEO

Thank you again, everyone, for your time. We appreciate the opportunity to update you and we'll keep you posted during the year. I am on the road today and next week, but Jane is in the office today and doesn't go on the road until next week. If you have any further questions for me, you can call Jane and she will let me know that you called and I'll make sure to give you a call back.

Next week, you can call our office phones. We will checking e-mail and we'll be sure we get back to you, even though we're out on the road working with our customers. Our annual Users Conference is next week. So again, we appreciate your time and please let us know if you have follow-up questions. Thank you.

--------------------------------------------------------------------------------

Jane Freeman - Scientific Learning Corporation - SVP, CFO and Treasurer

Thanks a lot.

--------------------------------------------------------------------------------

Operator

Ladies and gentlemen, we thank you for your participation on today's conference. This concludes the presentation and you may now disconnect. Good day.

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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Apr. 15. 2005 / 11:00AM, SCIL - Q4 2004 Scientific Learning Earnings Conference Call
--------------------------------------------------------------------------------


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

Scientific Learning Corporation
Supplemental Information

Reconciliation of Booked Sales, Revenue and Change in Deferred Revenue

$s in thousands

                                                       Fourth Quarter                      Year Ended December 31,
                                                    --------------------      --------------------------------------------------
                                                      2004        2003          2005 Estimated Range         2004A         2003
                                                    --------------------      -----------------------       -------      -------
Booked Sales                                        $ 8,212      $ 6,972      $ 44,000       $ 47,000       $37,260      $30,704
Less Revenue                                          8,153        6,966        46,000         49,000        30,976       29,916
                                                    -------      -------      --------       --------       -------      -------
Net (Decrease) increase in current and
long-term deferred                                  $    59      $     6      $ (2,000)      $ (2,000)      $ 6,284      $   788
                                                    =======      =======      ========       ========       =======      =======

Beginning balance in current and
long-term deferred                                   25,725       19,494        25,784         25,784        19,500       18,712
Ending balance in current and
long-term deferred                                  $25,784      $19,500      $ 23,784       $ 23,784       $25,784      $19,500

Booked sales is a non-GAAP financial measure that we believe to be a useful measure of the current level of business activity both for management and for investors. Booked sales equals the total value (net of allowances) of software and services invoiced in the period. Because a significant portion of our revenue is recognized over a period of months, booked sales is a better indicator of current activity. The table above shows the reconciliation of booked sales, revenue, and changes in deferred revenue.

The information included above for 2005 is a projection, subject to the safe harbor created by Section 27A of the federal securities law. This projection is subject to substantial risks and uncertainties. Actual results may differ materially as a result of many factors, including but not limited to: general economic conditions; the extent of acceptance and purchase of the Company's products by target customers; seasonality and sales cycles in Scientific Learning's markets; competition; availability of funding to purchase the Company's products and generally available to schools; the extent to which the Company's marketing, sales and implementation strategies are successful; the Company's ability to continue to demonstrate the efficacy of its products, which depends on how the programs are administered, the demography of participants and other factors; the Company's ability to recruit and retain key personnel; the Company's ability to timely execute its new product development strategies; pricing pressures; and other risks detailed in the Company's SEC reports.

                                                                  April 14, 2005